                                                                  Exhibit (b)(2)


                                 PROMISSORY NOTE


$125,000,000                                                      April 23, 2002

            FOR VALUE RECEIVED, the undersigned, Mentor Graphics Corporation, an Oregon corporation (the "Company"), hereby promises to pay to BANK OF AMERICA, N.A. (the "Payee") or its registered assigns the principal sum of One Hundred Twenty Five Million Dollars ($125,000,000) or, if less, the aggregate unpaid principal amount of all Loans made by the Payee to the Company pursuant to the Bridge Loan Agreement, dated as of April 23, 2002 (such Bridge Loan Agreement, as it may be extended, renewed, amended or restated from time to time, being hereinafter called the "Credit Agreement"), among the Company, the Payee, the other banks parties thereto, and Bank of America, N.A., as Agent for the Banks, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

            The Payee is authorized to endorse the amount and the date on which each Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (the "Note").

            Unless and until an Assignment and Acceptance effecting the assignment or transfer of this Note shall have been accepted by the Agent and recorded in the Register as provided in Section 10.07(c) of the Credit Agreement, the Company and the Agent shall be entitled to deem and treat the Payee as the owner and holder of this Note and the Loans evidenced hereby.

            This Note is one of the Notes referred to in, and is entitled to the benefits and subject to the terms of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

            No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE AGENT AND EACH BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.


                              MENTOR GRAPHICS CORPORATION



                              By:  /s/ Gregory K. Hinckley
                                   -------------------------
                              Title:   President
                                      ----------------------

                               SCHEDULE A TO NOTE

                BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS


     (1)            (2)                (3)              (4)              (5)
                                  MATURITY DATE      AMOUNT OF
               AMOUNT OF BASE          OF          BASE RATE LOAN     NOTATION
    DATE         RATE LOAN       BASE RATE LOAN        REPAID          MADE BY
------------   --------------    --------------    --------------    ----------

------------   --------------    --------------    --------------    ----------

------------   --------------    --------------    --------------    ----------

------------   --------------    --------------    --------------    ----------

------------   --------------    --------------    --------------    ----------

------------   --------------    --------------    --------------    ----------

------------   --------------    --------------    --------------    ----------

------------   --------------    --------------    --------------    ----------

------------   --------------    --------------    --------------    ----------

                               SCHEDULE B TO NOTE

            OFFSHORE RATE LOANS AND REPAYMENT OF OFFSHORE RATE LOANS


     (1)             (2)                (3)               (4)             (5)
                                   MATURITY DATE       AMOUNT OF
                   AMOUNT OF             OF          OFFSHORE RATE
                 OFFSHORE RATE     OFFSHORE RATE         LOAN          NOTATION
    DATE             LOAN               LOAN            REPAID          MADE BY
------------     -------------     -------------     -------------    ----------

------------     -------------     -------------     -------------    ----------

------------     -------------     -------------     -------------    ----------

------------     -------------     -------------     -------------    ----------

------------     -------------     -------------     -------------    ----------

------------     -------------     -------------     -------------    ----------

------------     -------------     -------------     -------------    ----------

------------     -------------     -------------     -------------    ----------

------------     -------------     -------------     -------------    ----------

------------     -------------     -------------     -------------    ----------

------------     -------------     -------------     -------------    ----------

------------     -------------     -------------     -------------    ----------